Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James F. O’Reilly his or her true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead of the undersigned, in any and all capacities, to sign one or more Registration Statements on Form S-8 of Danaher Corporation, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons on May 21, 2026 in the capacities indicated.

Signature	Title

/s/ RAINER M. BLAIR	President, Chief Executive Officer and Director
Rainer M. Blair	(Principal Executive Officer)

/s/ MATTHEW Gugino	Executive Vice President and Chief Financial Officer
Matthew Gugino	(Principal Financial Officer)

/s/ CHRISTOPHER M. BOUDA	Vice President and Chief Accounting Officer
Christopher M. Bouda	(Principal Accounting Officer)

/s/ STEVEN M. RALES	Chairman of the Board and Director
Steven M. Rales

/s/ MITCHELL P. RALES	Chairman of the Executive Committee and Director
Mitchell P. Rales

/s/ FEROZ DEWAN	Director
Feroz Dewan

/s/ LINDA FILLER	Director
Linda Filler

/s/ CHARLES W. LAMANNA	Director
Charles W. Lamanna

/s/ TERI LIST	Director
Teri List

/s/ A. SHANE SANDERS	Director
A. Shane Sanders

/s/ ALAN G. SPOON	Director
Alan G. Spoon

/s/ RAYMOND C. STEVENS, Ph.D.	Director
Raymond C. Stevens, Ph.D.

/s/ ELIAS A. ZERHOUNI, M.D.	Director
Elias A. Zerhouni, M.D.